Exhibit 16.1

May 4, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read amendment No. 2 to the registration statements on Form S-1, dated May 4, 2023 of Maison Solutions Inc. (‘registrant”) and are in agree with the statements contained under the section “Change in registrant’s certifying Accountant” section as it pertains to our firm; we are not in a position to agree or disagree with other statements of Masion Solutions Inc. contained therein.

Very truly yours,

/s/ Friedman LLP

Friedman LLP